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                                   EXHIBIT A
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                           Agreement of Joint Filing
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     The Reporting Persons have agreed that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Telelogic Configuration Management, Inc. (fka Continuus Software Corp.) shall be filed on behalf of each of the Reporting Persons. Note that a copy of the applicable Agreement of Joint Filing is already on file with the appropriate agencies.